Exhibit 24

LIMITED POWER OF ATTORNEY

FOR SEC REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Kevin R.M. Smith, Kevin P. Smith, Mary Wright, Kaylee Hernandez, Sarah Griffiths, Sabrina Tompkins, and Mark Walko, signing singly and each acting individually, as the undersigned’s true and lawful attorney-in-fact with full power and authority as hereinafter described to:

1.
complete and execute for and on behalf of the undersigned, in connection with Inogen, Inc. (the “Company”), Forms 3, 4, 5, and 144 (including any amendments thereto), as such attorneys-in-fact shall in their discretion determine to be required or advisable pursuant to Section 16 of the Securities Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned’s ownership, acquisition or disposition of securities of the Company;

2.
do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare, complete and execute any such forms, prepare, complete and execute any amendment or amendments thereto, and timely deliver and file such forms with the SEC and any stock exchange or similar authority; and

3.
seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information regarding transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to such attorney-in-fact and approves and ratifies any such release of information.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving, any of the undersigned’s responsibilities to comply with SEC filing obligations. The undersigned acknowledges that neither the Company nor the foregoing attorneys-in-fact assume (i) any liability for the undersigned’s responsibility to comply with the requirements of SEC rules or (ii) any liability of the undersigned for any failure to comply with such requirements.

This Limited Power of Attorney shall remain in full force and effect until such time as it is revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 10th day of April, 2026.

Signature: /s/ Vafa Jamali

Print Name: Vafa Jamali